BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

MARC FOGASSA

NV

Job:C20171024-1239
October 26, 2017

Special Handling Instructions:
FSC EMAIL SAE 10/26/17

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20170449593-34	10/23/2017 12:01:53 PM	1	$175.00	$175.00
Total					$175.00

Payments

Type	Description	Amount
Credit	5090360645856864203084	$175.00
Total		$175.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

MARC FOGASSA

NV